UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2021

ARROW ELECTRONICS INC

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2021, the Registrant, Arrow Electronics, Inc., entered into Amendment No. 33 (the “Amendment”) to the Transfer and Administration Agreement governing its existing accounts receivables securitization facility (the “Facility”). Pursuant to the Amendment, the size of the Facility was increased from $1,200,000,000 to $1,250,000000, and the maturity of the Facility was extended from June 18, 2021 to March 15, 2024. In addition, the Amendment (i) increased concentration limits for receivables with extended payment terms, (ii) added an accordion feature allowing for increasing the Facility by up to $500,000,000 with the consent of one or more of the existing banks or the addition of new banks and (iii) added LIBOR replacement language based on the AARC (Alternative Reference Rates Committee) LIBOR fallback language. The following banks are participating in the facility: Bank of America, Mizuho, PNC, Wells Fargo, Sumitomo Mitsui Banking Corporation and Truist Bank.

The above description is a summary only of the Amendment and is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

10.1       Amendment No. 33, dated as of March 18, 2021, to the Transfer and Administration Agreement dated March 21, 2001.

104       Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	March 23, 2021	By:	/s/ Carine Jean-Claude
		Name:	Carine Jean-Claude
		Title:	Vice President and Interim Chief Legal Officer